SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2008

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

840 West Long Lake Road, Suite 601 Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (248) 519-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Subordinated Term Loan

On May 2, 2008, Noble European Holdings B.V. (“Noble BV”), a subsidiary of Noble International, Ltd. (the “Company”) entered into and consummated a Loan Agreement with ArcelorMittal S.A. pursuant to which Noble BV borrowed €20,000,000 from ArcelorMittal (the “Subordinated ArcelorMittal Loan”). Under the terms of the Subordinated ArcelorMittal Loan, Noble BV will make quarterly payments of interest at the rate of EURIBOR plus 180 basis points, which matches the interest rate under the Facilities Agreement dated as of August 31, 2007 by and among Noble BV, certain of its subsidiaries named therein and BNP Paribas (“BNP”) as arranger, agent, security agent and lender (the “European Credit Agreement”).

The Subordinated ArcelorMittal Loan will be payable in full within 10 days after expiration or termination of the European Credit Agreement, which is scheduled to terminate on August 31, 2012. ArcelorMittal’s right to receive repayment of the Subordinated ArcelorMittal Loan is unsecured and subordinated to rights of the lenders pursuant to the European Credit Agreement pursuant to the terms of a Subordination Agreement entered into among Noble BV, BNP and ArcelorMittal on May 2, 2008.

This description of the Subordinated ArcelorMittal Loan does not purport to be complete and is qualified in its entirety by reference to the Subordinated ArcelorMittal Loan attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Continuation of Limited Waiver Letter

The proceeds of the Subordinated ArcelorMittal Loan were applied as a prepayment of the outstanding indebtedness of Noble BV to BNP. This prepayment satisfied a condition to the continuation of certain waivers granted by the lenders under the European Facilities Agreement pursuant to a Letter Agreement (the “Letter Agreement”) among Noble BV, BNP and ArcelorMittal dated March 28, 2008. The Letter Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2008, and the European Credit Agreement was filed as an Exhibit 10.4 of the Company’s Quarterly on Form 10-Q filed November 9, 2007, and each is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On May 2, 2008 Noble BV entered into a Loan Agreement for a subordinated term loan from ArcelorMittal. The terms of the Loan Agreement are described in Item 1.01 and Exhibit 10.01 of this Current Report on Form 8-K and each is incorporated into this Item 2.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Directors

Effective on May 1, 2008, our Board of Directors appointed Gerard Picard to serve as one of our directors, and reduced the number of directors to serve on our Board from 9 to 7 as permitted by our bylaws. On May 5, 2008, our Board of Directors appointed Richard McCracken and James Thomas to serve as directors. Each of Messrs. Picard, McCracken and Thomas qualify as independent directors as defined under NASDAQ listing standards, and their appointments filled existing vacancies.

Mr. Picard has been appointed as a member and Chairman of our audit committee and will also serve on our compensation committee.

Mr. McCracken has been appointed as the Chairman of our Board of Directors, and will also serve on our audit committee.

Mr. Thomas will serve on our committee on directors and board governance and our compensation committee.

Item 7.01	Regulation FD Disclosure

On May 5, 2008, the Company issued a press release announcing the appointment of three independent directors to its Board of Directors. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits. The following exhibits are furnished herewith:

10.1 Loan Agreement dated May 2, 2008 among Noble European Holdings B.V., BNP Paribas and ArcelorMittal S.A.

99.1 Press Release of Noble International, Ltd. dated May 5, 2008

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(registrant)

May 5, 2008	By:	/s/ Michael Azar
Michael Azar
Vice President and General Counsel

EXHIBIT INDEX

No.	Description of Exhibit
10.1	Loan Agreement dated May 2, 2008 among Noble European Holdings B.V., BNP Paribas and ArcelorMittal S.A.

99.1	Press Release of Noble International, Ltd. dated May 5, 2008